EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Innovator ETFs Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Innovator ETFs Trust for the period ended April 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Innovator ETFs Trust for the stated period.

/s/ Bruce Bond	/s/ Kathleen Meyer
Bruce Bond	Kathleen Meyer
Principal Executive Officer,	Principal Financial Officer,
Innovator ETFs Trust	Innovator ETFs Trust

Dated:	6/26/25

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Innovator ETFs Trust for purposes of Section 18 of the Securities Exchange Act of 1934.